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Exhibit 10.23

Rule 10b5-1 Stock Purchase Plan

        This Rule 10b5-1 Stock Purchase Plan (this "Purchase Plan"), is entered into on                         , 2008 by and among Deutsche Bank Securities Inc. ("Deutsche Bank" or "Broker"), Third Wave Acquisition Corp., a Delaware corporation (the "Company"), and Arrow Capital Management, LLC, a Delaware limited liability company ("Purchaser").

        WHEREAS, Purchaser desires to establish a plan that qualifies for the affirmative defense and safe harbor provided by Rules 10b5-1 ("Rule 10b5-1") and 10b-18 ("Rule 10b-18"), respectively, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to purchase shares of common stock, par value $0.001 per share (the "Shares"), of the Company, as described in the Company's Registration Statement on Form S-1 (File No. 333-147524) relating to the initial public offering (the "IPO") of the Company (the "Registration Statement");

        WHEREAS, Purchaser desires to engage Deutsche Bank as its exclusive agent to purchase Shares on its behalf in accordance with this Purchase Plan; and

        WHEREAS, Purchaser has established or, prior to effecting transactions under this Purchase Plan will establish, an account (the "Account") with Deutsche Bank by executing an account agreement and all other necessary ancillary documents with Deutsche Bank.

        NOW, THEREFORE, Deutsche Bank, the Company and Purchaser hereby agree as follows:

  1.
  Engagement of Broker

          During the term of this Purchase Plan, Deutsche Bank shall act as Purchaser's exclusive agent to purchase Shares pursuant to this Purchase Plan. Subject to the terms and conditions set forth herein, Deutsche Bank hereby accepts such appointment and engagement.

  2.
  Trading Instructions

          (a)   Deutsche Bank is authorized to begin purchasing Shares as agent for Purchaser pursuant to this Purchase Plan on the later of (i) two Business Days (as defined below) after the Company files a preliminary proxy statement (the "Proxy Statement") with the Securities and Exchange Commission (the "SEC") relating to the Company's proposed Business Combination (as defined below) and (ii) 60 calendar days after termination of the "restricted period" in connection with the Company's initial public offering under Regulation M (the "Commencement Date"). Deutsche Bank shall cease purchasing Shares on the Termination Date (as defined below). "Business Combination" shall mean the Company's acquisition of, or acquisition of control of, one or more domestic or international operating businesses or assets (the "Target") through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. The period beginning on the Commencement Date and ending on the Termination Date is referred to herein as the "Plan Period." For the avoidance of doubt, Deutsche Bank shall not begin purchasing Shares as agent for Purchaser until it receives written notification from the Company and Purchaser of the Commencement Date in accordance with Section 5(a) herein. All notices hereunder shall be given to Deutsche Bank in writing by facsimile at [(    )  -    ], Attention: [                        ], and confirmed by telephone at [(    )  -    ].

          (b)   In accordance with Deutsche Bank's customary procedures, Deutsche Bank will deposit Shares purchased hereunder into the Account against payment to Deutsche Bank of the purchase price therefor and commissions and other fees in respect thereof.

          (c)   Deutsche Bank will notify Purchaser and the Company of all transactions executed under this Purchase Plan pursuant to customary trade confirmations, which shall be provided within 24 hours of each transaction as follows: if to Purchaser, to [                        ] at [                        ], if to the Company, to [                        ] at [                        ].

          (d)   (i) On each day during the Plan Period on which the American Stock Exchange (the "Exchange") is open for trading (each, a "Business Day"), Deutsche Bank shall use commercially reasonable efforts to purchase, as agent and for the account of Purchaser in compliance with Rule 10b-18, the lesser of (x) the maximum number of Shares Purchaser is permitted to purchase under Rule 10b-18 on such Business Day and (y) the number of Shares to be purchased pursuant to the Share Repurchase Guidelines set forth on Appendix A hereto, provided, however, that to the extent such purchases would not constitute "10b-18 purchases" as defined under Rule 10b-18 solely as a result of Rule 10b-18(a)(13)(iv), Deutsche Bank may, upon the advice of counsel to Deutsche Bank, disregard any restriction contained in Rule 10b-18(a)(13)(iv)(B) in determining the number of shares that may be purchased pursuant to clause (x) above.

            (ii)   The parties acknowledge that Deutsche Bank will receive certain underwriting discounts and commissions in connection with the IPO and the parties agree that the fees for services provided by Deutsche Bank pursuant to this Purchase Plan are included in such underwriting discounts and commissions.

          (e)   Deutsche Bank will make, keep and produce promptly upon request of the Company, Purchaser or the SEC, a daily time sequenced schedule of all Share purchases made pursuant to this Purchase Plan, on a transaction by transaction basis, including (i) size, broker (if any), time of execution and price of purchase, and (ii) the exchange, quotation system or other facility through which the Share purchase occurred.

          (f)    Purchaser agrees that this Purchase Plan constitutes an irrevocable limit order to purchase Shares pursuant to the terms of this Purchase Plan, including the Share Repurchase Guidelines set forth on Appendix A hereto.

          (g)   The purchase of Shares pursuant to this Purchase Plan will be made by Deutsche Bank or another broker-dealer mutually agreed upon in writing by Deutsche Bank and Purchaser on such terms and conditions as Deutsche Bank and Purchaser shall mutually agree.

  3.
  Broker's Discretion to Deviate from Trading Instructions

          (a)   Subject to the Share Repurchase Guidelines and other terms and conditions set forth in this Purchase Plan, Deutsche Bank shall have full discretion with respect to the execution of all purchases, and each of the Company and Purchaser acknowledges and agrees that neither the Company nor Purchaser has, and shall not attempt to exercise, any influence over how, when or whether to effect such purchases of Shares pursuant to this Purchase Plan.

          (b)   Notwithstanding any provision herein to the contrary, including the provisions of Section 2(d)(i), in the event that, upon advice of counsel to Deutsche Bank, effecting purchases hereunder would result in a violation of applicable law, including, without limitation, Regulation M, or a breach of any contract to which Deutsche Bank or its affiliates are a party or by which it or its affiliates are bound or such purchases would result in a violation of applicable law by the Purchaser (collectively, "Restrictions"), Deutsche Bank may refrain from purchasing Shares or purchase fewer than the otherwise applicable number of Shares to be purchased set forth in the Share Repurchase Guidelines, as determined by Deutsche Bank, in its sole discretion with regard to such Restrictions.

  4.
  Termination Date

          This Purchase Plan shall terminate upon the Termination Date. "Termination Date" means the earliest of:

          (a)   the Business Day immediately preceding the mailing date for proxy materials related to the Business Combination;

          (b)   the Business Day on which the aggregate purchase price for all Shares purchased under this Purchase Plan equals $8,750,000; provided that, for the avoidance of doubt, in no event shall the aggregate purchase price for all Shares purchased under this Purchase Plan exceed $8,750,000;

          (c)   the date that Deutsche Bank receives notice that Purchaser has filed a petition for bankruptcy or reorganization, or a petition for bankruptcy has been filed against Purchaser and has not been dismissed within sixty (60) calendar days of its filing;

          (d)   the date that the Company, Purchaser or any other person publicly announces a tender or exchange offer with respect to the Shares or a merger, acquisition, reorganization, recapitalization or other similar business combination or transaction as a result of the consummation of which the Shares would be exchanged or converted into cash, securities or other property other than, in each case, in connection with the Business Combination;

          (e)   the date following the date on which the Company publicly announces that it does not intend to proceed with the Business Combination described in the Proxy Statement; and

          (f)    such time as Deutsche Bank determines, in its sole discretion, that it is prohibited for any reason from engaging in purchasing activity as Purchaser's agent under this Purchase Plan.

          If Deutsche Bank determines that any event specified in Paragraphs (b), (c), (d), (e) or (f) of this Section 4 has occurred, Deutsche Bank shall promptly provide written notice to Purchaser that this Purchase Plan has terminated pursuant to the terms of this Section 4 and shall state the date of such termination in such notice.

  5.
  Representations, Warranties and Covenants

          (a)   From the date hereof until the Termination Date, each of the Company and Purchaser agrees not to discuss with Deutsche Bank the Company's or the Target's business, operations or prospects or any other information likely to be related to the value of the Shares or likely to influence a decision to sell or purchase Shares; provided that with the approval of counsel to Deutsche Bank, the Company and Purchaser may communicate with Deutsche Bank personnel who are not responsible for, and have no ability to influence, the execution of this Purchase Plan. Notwithstanding the preceding sentence, the Company and Purchaser shall jointly provide Broker with written notification of (i) the Commencement Date, whether the shareholders of the Target have voted on the Business Combination prior to the Commencement Date, and the 10-K Per Share Amount or the 10-Q Per Share Amount, as applicable (as defined in Appendix A) within one Business Day after the Proxy Statement is filed by the Company with the SEC and any change thereto within two Business Days after a subsequent annual report on Form 10-K or quarterly report on Form 10-Q is filed by the Company with the SEC during the Plan Period, (ii) the mailing of a proxy statement or other solicitation materials to stockholders of the Target with respect to a vote on the Business Combination, and (iii) any fact known to the Company or Purchaser that, alone or in combination with other facts known to the Company or Purchaser, would make purchases under this Purchase Plan unlawful pursuant to Regulation M or otherwise, promptly upon such fact becoming known to the Company or Purchaser.

          (b)   Purchaser represents and warrants to Deutsche Bank that this Purchase Plan and the transactions contemplated hereby have been duly authorized by Purchaser.

          (c)   Purchaser agrees with Deutsche Bank that it will not make, and the Company agrees with Deutsche Bank that neither the Company nor any of its "affiliated purchasers" as defined in Rule 10b-18 have made and that none of the foregoing will make, any purchases of blocks as described in the proviso in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the Commencement Date.

          (d)   Each of the Company and Purchaser represents and warrants to Deutsche Bank that it is not aware of any material nonpublic information concerning the Company or its securities ("Material Nonpublic Information") and is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

          (e)   Deutsche Bank represents and warrants to the Company and Purchaser that it will implement reasonable policies and procedures, taking into consideration the nature of Deutsche Bank's business, to ensure that individuals making investment decisions will not violate the laws prohibiting trading on the basis of Material Nonpublic Information. These policies and procedures will include those that restrict any purchase or sale, or the causing of any purchase or sale, of any security as to which Deutsche Bank has Material Nonpublic Information, as well as those that prevent such individuals from becoming aware of or being in possession of Material Nonpublic Information. Deutsche Bank agrees that no person who exercises influence on its behalf over how, when or whether to effect purchases pursuant to this Purchase Plan may do so while aware of Material Nonpublic Information.

          (f)    From the date hereof until the Termination Date, Purchaser agrees not to enter into any hedging transaction with respect to any Shares.

          (g)   Each of the Company and Purchaser represents and warrants that as of the time of execution of this Purchase Plan, neither the Company nor Purchaser has entered into any similar plan or agreement with respect to Shares or any security or interest convertible into or exchangeable for Shares, other than the Rule 10b5-1 Stock Purchase Plan, dated the date hereof, among Deutsche Bank, the Company and BSS Third Wave Investors LLC. Except as set forth herein, each of the Company and Purchaser agrees that without the prior written consent of Broker, neither the Company nor Purchaser shall, during the Plan Period, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share), or any security convertible into or exchangeable for Shares, other than a redemption of units held by the Company's founders (as defined in the Registration Statement) at cost as a result of the underwriters of the IPO not exercising in full the over-allotment option granted to such underwriters by the Company in connection with the IPO.

          (h)   Each of the Company and Purchaser agrees to inform Deutsche Bank (i) of any purchases made during the Plan Period by an "affiliated purchaser" as defined in Rule 10b-18 promptly upon becoming aware of such purchases and (ii) if any "affiliated purchaser" intends to make such purchases, promptly upon being informed of such intention.

  6.
  Compliance with the Securities Laws

          (a)   It is the intent of the parties that this Purchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B), and the parties agree that this Purchase Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

          (b)   Broker agrees to use commercially reasonable efforts to comply with Rules 10b5-1 and 10b-18 (subject to Section 2(d)) in effecting purchases of Shares pursuant to this Purchase Plan.

  7.
  Indemnification

          (a)   The Company and Purchaser agree to jointly and severally indemnify and hold harmless Deutsche Bank (and its directors, officers, employees and affiliates) from and against all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees and costs) arising out of or attributable to (i) any material breach by the Company or Purchaser of this Purchase Plan (including the representations and warranties of the Company and Purchaser contained herein), and (ii) any violation by the Company or Purchaser of applicable laws or regulations with respect to the transactions contemplated by this Purchase Plan. This indemnification will survive the termination of this Purchase Plan. Neither the Company nor Purchaser will have indemnification obligations hereunder in the case of bad faith, gross negligence or willful misconduct of Deutsche Bank or any other indemnified person or if Deutsche Bank fails to comply with Section 6(b) hereof (unless such failure arises out of or is attributable to a breach by the Company or Purchaser of its representations, warranties or obligations hereunder), as determined by a final, non-appealable judgment of a court of competent jurisdiction.

          (b)   Notwithstanding any other provision herein, no party hereto will be liable to the other for (i) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, including but not limited to lost profits, lost savings, loss of use of facility or equipment, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, and even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God".

          (c)   Each of the Company and Purchaser acknowledges and agrees that Deutsche Bank has not provided the Company or Purchaser with any tax, accounting or legal advice with respect to this Purchase Plan, including whether Purchaser would be entitled to any of the affirmative defenses under Rule 10b5-1 or entitled to the safe harbor of Rule 10b-18.

  8.
  General

          (a)   This Purchase Plan (including any Appendices, Annexes or Exhibits) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreements, understandings, proposals or promises with respect thereto, whether written or oral.

          (b)   This Purchase Plan will be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto (i) agrees that any action, proceeding or claim against such party arising out of or relating in any way to this Purchase Plan shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) waives the right to a trial by jury in any action, proceeding or claim arising out of, connected with or related to this Purchase Plan.

          (c)   This Purchase Plan and each party's rights and obligations hereunder may not be assigned or delegated without the written permission of the other party and shall inure to the benefit of each party's successors and permitted assigns, whether by merger, consolidation or otherwise.

          (d)   This Purchase Plan may be executed in two or more counterparts and by facsimile signature.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above.

Deutsche Bank Securities Inc.

By:

Name:
Title:

By:

Name:
Title:

Third Wave Acquisition Corp.

By:

Name:
Title:

Arrow Capital Management, LLC

By:

Name:
Title:

APPENDIX A

Share Repurchase Guidelines

Purchase Price Range	Number of Shares to be Purchased
The value in the Company's trust account (as defined in the Registration Statement) as of the Company's most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to a purchase of Shares pursuant to this Purchase Plan, divided by the number of Shares issued in the IPO then outstanding (the "10-K Per Share Amount" or the "10-Q Per Share Amount," as applicable), or below.	Deutsche Bank shall purchase up to $8,750,000 of Shares (AMEX:TWV), excluding commissions, less the aggregate amount of any Shares previously purchased pursuant to this Purchase Plan.

        All Share amounts and limit prices listed herein shall be increased or decreased to reflect stock splits, reverse stock splits, stock dividends or similar recapitalization transactions with respect to the Company should they occur.

A-1

QuickLinks

  Exhibit 10.23
Rule 10b5-1 Stock Purchase Plan
APPENDIX A Share Repurchase Guidelines